UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

Date of Report (Date of earliest event reported): July 6, 2021 (June 30, 2021)

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On June 30, 2021, the Board of Directors (the “Board”) of CytoDyn Inc. (the “Company”) approved the appointment of Gordon A. Gardiner as a director of the Company, effective July 1, 2021. The Board also appointed Mr. Gardiner to the Board’s Audit Committee and Compensation Committee.

Mr. Gardiner has experience as an investment banker and as a senior financial executive for public and private technology companies. Mr. Gardiner is currently the Chief Executive Officer of TableSafe, Inc. Previously, he was the founder partner of Swiftsure Capital LLC (“Swiftsure”), where he served as one of two senior financial executives originating, financing and leading investments in software, manufacturing, consumer products and life sciences companies. Prior to joining Swiftsure in 2006, Mr. Gardiner served as head of investment banking and then Chief Operating Officer of Delafield Hambrecht, Inc., a Seattle-based full-service investment bank. Mr. Gardiner received his BA in Biology from Harvard University and attended the Executive Program for Growing Companies at Stanford Business School.

No arrangement or understanding exists between Mr. Gardiner and any other person pursuant to which Mr. Gardiner was appointed as a director. Mr. Gardiner will be compensated for his services as a director consistent with the Company’s compensation policies for nonemployee directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date: July 6, 2021	By:	/s/ Antonio Migliarese
Antonio Migliarese
Chief Financial Officer